Exhibit 99.2

ENDEAVOR MINERAL and ROYALTY INTERESTS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Nine Months Ended September 30, 2024
Year Ended December 31, 2023 and
with Report of Independent Certified Public Accountants

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Viper Energy, Inc.

Opinion
We have audited the Statements of Revenues and Direct Operating Expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC (collectively, the “Endeavor Mineral and Royalty Interests” as described in Note 1), for the nine months ended September 30, 2024 and the year ended December 31, 2023, and the related notes to the statements.

In our opinion, the accompanying statements present fairly, in all material respects, the revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests for the nine months ended September 30, 2024 and the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion
We conducted our audits of the statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statements section of our report. We are required to be independent of the Endeavor Mineral and Royalty Interests and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter – basis of accounting
We draw attention to Note 1 to the Statements of Revenues and Direct Operating Expenses, which describes that the accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of a filing requirement of the United States Securities and Exchange Commission and is not intended to be a complete presentation of the Endeavor Mineral and Royalty Interests’ revenues and expenses. As a result, the statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of management for the statements
Management is responsible for the preparation and fair presentation of the Statements of Revenues and Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibilities for the audit of the statements
Our objectives are to obtain reasonable assurance about whether the Statements of Revenues and Direct Operating Expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the Statements of Revenues and Direct Operating Expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements of Revenues and Direct Operating Expenses.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Endeavor Mineral and Royalty Interests’ internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statements of Revenues and Direct Operating Expenses.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 30, 2025

ENDEAVOR MINERAL AND ROYALTY INTERESTS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Nine Months Ended September 30,	Year Ended December 31,
	2024	2023
Revenues:	(In thousands)
Royalty income	$353,693	$446,526
Costs and expenses:
Production and ad valorem taxes	24,759	29,520
Excess of revenues over direct operating expenses	$328,934	$417,006

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.Basis of Presentation

On January 30, 2025, Viper Energy, Inc. (“Viper” or the “Company”) and Viper Energy Partners LLC (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Purchase Agreement”) with Endeavor Energy Resources, LP (“Seller”) and 1979 Royalties LP and 1979 Royalties GP, LLC (collectively, the “Endeavor Subsidiaries”), each of which is a subsidiary of the Company’s parent Diamondback Energy, Inc. (“Diamondback”), to acquire the Endeavor Subsidiaries from the Seller for consideration consisting of (i) $1.0 billion in cash and (ii) the issuance of 69,626,640 units representing limited liability company interests in the Operating Company (“OpCo Units”) and an equivalent number of shares of the Company’s Class B Common Stock, par value $0.000001 per share (“Class B Common Stock”), in each case subject to customary closing adjustments, including, among other things, for net title benefits (such transaction, the “Pending Drop Down”). The OpCo Units and the Class B Common Stock to be issued in the Pending Drop Down, as well as the OpCo Units and Class B Common Stock otherwise beneficially owned by Diamondback, are exchangeable from time to time for shares of the Company’s Class A Common Stock, par value $0.000001 per share (the “Class A Common Stock”) (that is, one OpCo Unit and one share of Class B Common Stock, together, are exchangeable for one share of Class A Common Stock). The mineral and royalty interests owned by the Endeavor Subsidiaries and to be acquired in the Pending Drop Down represent approximately 22,847 net royalty acres in the Permian Basin, approximately 69% of which are operated by Diamondback, and have an average net royalty interest of approximately 2.8% and current oil production of approximately 17,097 BO/d (the “Endeavor Mineral and Royalty Interests”).

The accompanying Statements of Revenues and Direct Operating Expenses represent the undivided interests in the revenues and direct operating expenses associated with the Endeavor Mineral and Royalty Interests. The Statements of Revenues and Direct Operating Expenses have been derived from the historical financial records of the Seller. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the Endeavor Mineral and Royalty Interests were not accounted for or operated as a separate entity, subsidiary, segment or division by the Endeavor Subsidiaries. Accordingly, a complete set of financial statements required by the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is not available or practicable to prepare for the Endeavor Mineral and Royalty Interests. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with GAAP in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Endeavor Mineral and Royalty Interests, including but not limited to depletion, general and administrative expenses and other income and expenses. Additionally, these Statements of Revenues and Direct Operating Expenses are not indicative of the future results of operations for the Endeavor Mineral and Royalty Interests.

2.    Summary of Significant Accounting Policies

Preparation of Financial Statements

The Statements of Revenues and Direct Operating Expenses are derived from the Seller’s historical operating statements. Revenues and direct operating expenses relate to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons in the Endeavor Mineral and Royalty Interests.

Use of Estimates

Certain amounts included in or affecting the Endeavor Mineral and Royalty Interests’ financial statements and related disclosures must be estimated by management, requiring certain assumptions to be made with respect to values or conditions that cannot be known with certainty at the time the financial statements are prepared. These estimates and assumptions may affect the revenues and direct operating expenses reported for the Endeavor Mineral and Royalty Interests during the reporting periods.

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Revenue Recognition

Royalty Income

Royalty income represents the right to receive revenues from oil, natural gas and natural gas liquids sales from the purchaser of production from the wells comprising the Endeavor Mineral and Royalty Interests. Royalty income is recognized at the point control of the product is transferred to the purchaser. Substantially all of the pricing provisions in the revenue contracts for the Endeavor Mineral and Royalty Interests are tied to a market index.

The oil, natural gas and natural gas liquids sales contracts for the Endeavor Mineral and Royalty Interests are generally structured whereby the operator of the properties sells the proportionate share of oil, natural gas and natural gas liquids production to the purchaser and the percentage of royalty based on the revenue generated is allocated to the Endeavor Mineral and Royalty Interests. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead or at the gas processing facility based on the Endeavor Mineral and Royalty Interests’ percentage ownership share of the revenue, net of any deductions for gathering and transportation.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of production and ad valorem taxes, which are the only direct expenses of holding the Endeavor Mineral and Royalty Interests. In general, production taxes are calculated by tax jurisdictions as a percentage of current year revenues from oil, natural gas and natural gas liquids. Other taxes, such as ad valorem taxes are based, among other factors, on property values driven by prior year commodity prices.

3. Commitments and Contingencies

The Endeavor Mineral and Royalty Interests may become subject to potential claims and litigation in the normal course of operations. As represented by the Seller in the Equity Purchase Agreement, there are no known claims, litigation or disputes pending or any other legal, environmental or contingencies that would have a material effect on the financial statements for the Endeavor Mineral and Royalty Interests.

4. Subsequent Events

Subsequent events have been evaluated through January 30, 2025, the date the Statements of Revenues and Direct Operating Expenses were issued. No subsequent events of a material nature other than those described in Note 1—Basis of Presentation have been identified that require recognition or disclosure.

5. Supplemental Disclosure of Oil and Natural Gas Operations (unaudited)

Proved Oil and Gas Reserve Quantities

Proved oil and natural gas reserve estimates and their associated future net cash flows for the Endeavor Mineral and Royalty Interests as of September 30, 2024 and December 31, 2023 were derived from reserve estimates prepared by Diamondback’s reserve engineers as of December 31, 2024, as adjusted for production. The reserve estimates represent the net revenue interests in the Endeavor Mineral and Royalty Interests. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted arithmetic average of the first-day-of-the-month prices for the 12-month period prior to the end of the reporting period. Reserve estimates do not include any value for probable or possible reserves that may exist.

The SEC has defined proved reserves as the estimated quantities of oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

The following table presents changes in the estimated quantities of proved reserves for the nine months ended September 30, 2024 and the year ended December 31, 2023:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
	(In thousands)
Proved Developed and Undeveloped Reserves:
As of December 31, 2022	62,208	210,678	39,916	137,237
Revisions of previous estimates	(1,793)	(7,721)	(1,314)	(4,394)
Production	(5,042)	(11,969)	(2,120)	(9,157)
As of December 31, 2023	55,373	190,988	36,482	123,686
Revisions of previous estimates	347	1,459	225	815
Production	(4,112)	(10,878)	(1,943)	(7,868)
As of September 30, 2024	51,608	181,569	34,764	116,634

Proved Developed Reserves:
December 31, 2023	28,827	111,022	20,774	68,105
September 30, 2024	31,466	118,506	22,322	73,539

Proved Undeveloped Reserves:
December 31, 2023	26,546	79,966	15,708	55,581
September 30, 2024	20,142	63,063	12,442	43,095

Revisions represent changes in previous reserves estimates, either upward or downward, resulting from new information normally obtained from development drilling and production history or resulting from a change in economic factors, such as commodity prices, operating costs or development costs.

For the nine months ended September 30, 2024, positive revisions of 815 MBOE of previously estimated quantities consisted of negative price revisions of 324 MBOE offset by other revisions of 1,139 MBOE.

For the year ending December 31, 2023, negative revisions of 4,394 MBOE of previously estimated quantities consisted of price revisions of 3,716 MBOE and other revisions of 678 MBOE.

Standardized Measure of Discounted Future Net Cash Flows

Standardized measure is defined by GAAP as the present value of estimated future net revenue to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC (using prices and costs in effect as of the date of estimation), less future development, production and income tax expenses, and discounted at 10% per annum to reflect the timing of future net revenue.

The standardized measure of discounted future net cash flows should not be viewed as a realistic estimate of future cash flows, nor should it be interpreted as representing the current value of proved reserves. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may

ENDEAVOR MINERAL AND ROYALTY INTERESTS

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

The following table sets forth the standardized measure of discounted future net cash flows attributable to proved oil and natural gas reserves as of September 30, 2024 and December 31, 2023;

	September 30,	December 31,
	2024	2023
	(In thousands)
Future cash inflows	$5,138,384	$5,544,105
Future production taxes	(363,270)	(393,190)
Future income tax expense	(26,687)	(28,783)
Future net cash flows	4,748,427	5,122,132
10% discount to reflect timing of cash flows	(2,371,066)	(2,579,022)
Standardized measure of discounted future net cash flows	$2,377,361	$2,543,110
The following table presents the unweighted arithmetic average first-day-of–the-month prices within the 12-month period prior to the end of the reporting period as adjusted by differentials and other contractual terms for oil, natural gas and natural gas liquids utilized in the computation of future cash inflows:

	September 30,	December 31,
	2024	2023
Oil (per Bbl)	$80.36	$79.94
Natural gas (per Mcf)	$0.65	$1.08
Natural gas liquids (per Bbl)	$25.11	$24.98

Principal changes in the standardized measure of discounted future net cash flows attributable to the Endeavor Mineral and Royalty Interests proved reserves are as follows:

	September 30,	December 31,
	2024	2023
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$2,543,110	$3,604,920
Sales of oil and natural gas, net of production costs	(328,934)	(417,006)
Net changes in prices and production costs	(39,085)	(881,023)
Revisions of previous quantity estimates	15,615	(114,775)
Net changes in income taxes	923	5,968
Accretion of discount	255,740	362,517
Net changes in timing of production and other	(70,008)	(17,491)
Standardized measure of discounted future net cash flows at the end of the period	$2,377,361	$2,543,110